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                                  EXHIBIT 99.1

                       Press Release issued March 12, 2002

For Information Contact
-----------------------
At Greater Bay Bancorp:                 At Financial Relations Board:
David L. Kalkbrenner, President & CEO   Christina Carrabino(general information)
(650) 614-5767                          Stephanie Mishra (analyst contact)
Steven C. Smith, EVP, CAO & CFO         (415) 986-1591
(650) 813-8222

FOR IMMEDIATE RELEASE

                    GREATER BAY BANCORP ANNOUNCES COMPLETION
             OF ACQUISITION OF ABD INSURANCE AND FINANCIAL SERVICES

PALO ALTO, CA, March 12, 2002 -- Greater Bay Bancorp (Nasdaq: GBBK), a $7.9 billion in assets financial services holding company, announced today the completion of its acquisition of ABD Insurance and Financial Services, Inc. on March 12, 2002. ABD offers a full range of commercial insurance brokerage activities, including property and casualty, directors and officers liability insurance, employee benefits insurance, retirement planning services, risk management and engineering and loss control services, for small, mid-size and Fortune 1000 companies.

According to David Kalkbrenner, President and Chief Executive Officer of Greater Bay Bancorp, "ABD brings to Greater Bay Bancorp an exceptional opportunity to offer our business clients the services of one of the premier insurance agencies in the country. In addition, the acquisition of ABD is expected to increase Greater Bay's non-interest income from 12% to approximately 30% of total revenues on a pro forma basis. With ABD's focus on relationship based client services and our relationship banking model, we believe ABD and Greater Bay are uniquely positioned as strategic partners. With the completion of the acquisition, we will be pleased to welcome Fred deGrosz, President and Chief Executive Officer of ABD, to the Greater Bay Board of Directors."

Mr. deGrosz commented, "Since announcing this acquisition in December 2001, we have already begun to realize the cross-selling benefits and synergies of an affiliation with a regional financial services organization. Our key employees, valued clients and insurance markets have expressed strong support for our partnership with Greater Bay, and we are enthusiastic about the opportunities ahead."

Greater Bay Bancorp through its eleven subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank, along with its operating divisions, serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central Coastal Market. ABD Insurance and Financial Services, a wholly owned subsidiary of Greater Bay Bancorp, provides commercial insurance brokerage,



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employee benefits consulting and risk management solutions to business clients throughout the United States.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to future financial performance and condition and pending mergers. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements due to a number of factors, including, but not limited to, (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest spread, and the quality of the Company's earning assets; (2) when and if proposed mergers are consummated and any difficulties that may be encountered in integrating newly acquired businesses and in realizing operating efficiencies; (3) government regulation; (4) the risks relating to the Company's warrant positions; and (5) other risks detailed in the Greater Bay Bancorp reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.

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